Exhibit 23.8
27 October, 2009

To the Board of Directors of
Vale S.A. (“Vale”) and
Vale Overseas Limited (“Vale Overseas”)
Ladies and Gentlemen:
Hoskings Resource Management hereby consents to the incorporation by reference in this Registration Statement on Form F-3 of Vale and Vale Overseas of Vale’s Annual Report on Form 20-F for the year ended December 31, 2008, in which Hoskings Resource Management is named as having prepared Vale’s coal reserve estimates.
Yours faithfully,
Hoskings Resource Management
Richard Hoskings
Managing Director